Exhibit 10.5.2

SECOND ADDENDUM TO LEASE

This Second Addendum to Lease (the "Second Addendum") made as of January 15, 2010, is to that certain Lease for the real property located at 350 Oakgrove Parkway, Vadnais Heights, Minnesota, made as of December 15, 2003, by and between Vadnais Heights Investment Company, a Minnesota general partnership, MCHA Capital, LLC, a Minnesota limited liability company, Robert Tipler and Richard K. Mathews (collectively "Lessor") and Angeion Corporation, a Minnesota corporation, and Medical Graphics Corporation, a Minnesota corporation (collectively "Tenant"), as amended by the First Addendum to Lease made as of December 21, 2008 (as amended, the "Lease"). All capitalized terms in the Lease shall have the same meaning in this Second Addendum.

WHEREAS, Tenant did not exercise its renewal options as set forth in the First Addendum and consequently the term of the Lease would expire on June 30, 2010, and Lessor and Tenant desire to enter into this Second Addendum regarding Tenant's continued occupancy of the Premises.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Tenant agree that the following sections of the Lease are amended by this Second Addendum as follows:

1.	TERM. The term of the Lease shall be extended for eighteen (18) months commencing July 1, 2010 and terminating on December 31, 2011.

4.

RENT. Tenant agrees to pay Lessor rent during the 18 month extension period in the annual amount of $299,916.00 (or $449,874.00 over the full 18 month period), which shall be payable in 18 monthly installments of $24,993.00, payable in advance on the first day of each and every month for and during the full term of the Lease, at the office of Lessor.

23.	RIGHT OF ENTRY. The number 30 in the third to the last line in this paragraph shall be replaced by the number 90.

Except as amended or modified herein, all other provisions of the Lease remain in full force and effect.

IN TESTIMONY WHEREOF, Lessor and Tenant have executed this Second Addendum to Lease as of the day and year first above written.

LESSOR: VRT Properties, LLC	TENANT: Angeion Corporation

By:	By:	/s/ William J. Kullback
Its:	Its:	SVP, Chief Financial Officer

Medical Graphics Corporation

	By:	/s/ William J. Kullback
	Its:	SVP, Chief Financial Officer